Exhibit 99.2
LPA Holding Corp. and La Petite Academy, Inc. Announce Results for the Sixteen Weeks Ended October 22, 2005 in Advance of a Conference Call
Chicago, Illinois, December 9, 2005 – As previously announced, LPA Holding Corp. and La Petite Academy, Inc. (together, “La Petite”) will conduct a conference call to discuss information included in its recently filed Quarterly Report on Form 10-Q for the sixteen weeks ended October 22, 2005 and related matters at 2:00 PM EST on Friday, December 9, 2005. Participants in the United States and Canada can access the conference call by calling 877-865-1905, using the access code 3262840, or internationally by calling 706-758-9741 and using the same access code 3262840. Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference.
Following the call’s completion, an audio replay will be available by calling 800-642-1687 or 706-645-9291 and will remain open for a period of one week. An audio web replay will be available on the company’s website: www.lapetite.com as of Friday, December 16, 2005.
The following is a summary of La Petite’s financial position for the sixteen weeks ended October 22, 2005. For additional information with respect to the La Petite’s financial performance for the sixteen weeks ended October 22, 2005, please see the unaudited financial statements, including the notes thereto, and management’s discussion and analysis of financial condition and results of operations in the company’s previously filed Quarterly Report on Form 10-Q.
Revenue was $122.6 million for the sixteen weeks ended October 22, 2005, representing an increase of $10.2 million, or 9.1%, from net revenue of $112.4 million for the sixteen weeks ended October 23, 2004. At the end of the first quarter of Fiscal Year 2006, La Petite operated 649 schools with 68,000 full and part-time children attending compared to 643 schools with 66,000 full and part-time children attending at the end of the first quarter of Fiscal Year 2005.
Operating income was $0.9 million for the sixteen weeks ended October 22, 2005, representing an increase of $2.0 million, from an operating loss of $1.1 million for the sixteen weeks ended October 23, 2004.
Capital expenditures were $2.5 million for the sixteen weeks ended October 22, 2005 compared to $3.8 million in the same period of 2004. Cash provided by operating activities was $6.2 million for the sixteen weeks ended October 22, 2005 compared to cash used for operating activities of $1.1 million for the sixteen weeks ended October 23, 2004.
Adjusted EBITDA, which is defined below, increased to $5.0 million in the sixteen weeks ended October 22, 2005 compared to $1.7 million for the sixteen weeks ended October 23, 2004.
“We are pleased to report that the momentum La Petite developed in fiscal 2005 after implementing our new early preschool and preschool curriculum has continued into the first quarter of 2006” said Gary Graves, President and Chief Executive Officer.
“Strong revenue growth of 9.1% combined with improved margins resulted in a significant increase in both operating income and Adjusted EBITDA.”

“We are most pleased with the increased enrollments, as we believe it indicates that our focus on education has struck a chord with consumers.”
“Parents are choosing La Petite for its early education program. Parents now understand preschool and pre-kindergarten are important in the development of their children so they are ready for school.”
This press release contains a discussion of Adjusted EBITDA, which, according to applicable SEC rules, is a “non-GAAP financial measure” of La Petite’s historical performance that is different from measures calculated and presented in accordance with GAAP. La Petite defines Adjusted EBITDA as net income (loss) plus restructuring charges (recoveries), asset impairments, interest expense, interest income, depreciation and amortization and income taxes. Adjusted EBITDA is not a measure calculated in accordance with generally accepted accounting principles (GAAP). A reconciliation of Adjusted EBITDA to the most directly related comparable GAAP measure is attached below. La Petite believes Adjusted EBITDA is useful as a tool to analyze and compare La Petite on the basis of operating performance and ability to service its existing debt. In addition, management of La Petite uses Adjusted EBITDA to analyze internal performance and to calculate awards of any bonuses. However, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP. Adjusted EBITDA is not calculated under GAAP and therefore is not necessarily comparable to similarly titled measures of other companies.
Selected Financial Data
The following tables set forth selected financial data derived from La Petite’s unaudited financial statements filed with its Quarterly Report on Form 10-Q for the sixteen weeks October 22, 2005 and audited financial statements filed with its Annual Report on Form 10-K for the fiscal year ended July 2, 2005.

Condensed Consolidated Balance Sheets (in thousands)

	October 22,	July 2,
	2005	2005
ASSETS
Current assets:
Cash and cash equivalents	$8,559	$5,967
Accounts receivable, net of allowances	10,413	12,676
Other current assets	12,414	10,494

Total current assets	31,386	29,137
Property and equipment, net	36,594	38,154
Other assets	11,064	10,364

Total assets	$79,044	$77,655

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$760	$1,014
Other current liabilities	61,592	53,547

Total current liabilities	62,352	54,561
Long-term debt and capital lease obligations	189,707	191,370
Other long-term liabilities	8,492	8,102
Series A 12% mandatorily redeemable participating preferred stock	95,732	91,699

Total liabilities	356,283	345,732
Series B 5% convertible redeemable preferred stock	25,314	24,935
Total stockholders’ deficit	(302,553)	(293,012)

Total liabilities and stockholders’ deficit	$79,044	$77,655

Condensed Consolidated Statement of Operations (in thousands)

	16 Weeks	16 Weeks	52 Weeks
	Ended	Ended	Ended [1]
	October 22, 2005	October 23, 2004	October 22, 2005
Revenue	$122,584	$112,372	$404,204
Operating expenses	117,557	110,677	371,142
Depreciation and amortization	4,034	2,852	10,680
Restructuring charges (reversals)	76	(42)	240
Asset impairments	—	—	1,174

Operating income (loss)	917	(1,115)	20,968
Interest expense, net [2]	10,074	9,434	31,840
Provision for income taxes	4	38	46

Net loss	$(9,161)	$(10,587)	$(10,918)

Adjusted EBITDA Reconciliation (in thousands)

	16 Weeks	16 Weeks	52 Weeks
	Ended	Ended	Ended [1]
	October 22, 2005	October 23, 2004	October 22, 2005
Net loss	$(9,161)	$(10,587)	$(10,918)
Provision for income taxes	4	38	46
Interest expense, net	10,074	9,434	31,840
Depreciation and amortization	4,034	2,852	10,680
Asset impairments	—	—	1,174

EBITDA	$4,951	$1,737	$32,822
Restructuring charges	76	(42)	240

Adjusted EBITDA	$5,027	$1,695	$33,062

[1]	Represents condensed consolidated statement of operations data for the 52 weeks ended July 2, 2005 minus the condensed consolidated statement of operations data for the 16 weeks ended October 23, 2004 plus the condensed consolidated statement of operations data for the 16 weeks ended October 22, 2005.

[2]	Interest expense, net includes dividends and accretion on Series A 12% mandatorily redeemable participating preferred stock for the sixteen week periods ended October 22, 2005 and October 23, 2004 and the 52 weeks ended October 22, 2005 of $4.0 million, $3.5 million and $12.4 million, respectively. While these preferred shares of stock are mandatorily redeemable, the current credit agreement does not permit redemption without prior lender consent.

This press release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements regarding our future growth and profitability, growth strategy and trends in the industry in which we operate. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. We can give no assurance that such forward-looking statements will prove to be correct. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are changes in economic, operational, demand or competitive factors, governmental actions and the additional factors and risks contained in La Petite’s Annual Report on Form 10-K for the year ended July 2, 2005 filed with the SEC on September 30, 2005.
ABOUT LA PETITE ACADEMY – La Petite Academy is one of the leading for-profit preschool providers in the United States based on the number of schools operated. La Petite Academy provides center-based educational services and childcare to children between the ages of six weeks and 12 years. La Petite Academy also operates Montessori schools that employ the Montessori method of teaching, a classical approach that features the programming of tasks with materials presented in a sequence dictated by each child’s capabilities. For additional information, visit www.lapetite.com.